UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 21, 2023

Date of Report (Date of earliest event reported)

Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (484) 583-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	LNC	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 9.000% Non-Cumulative Preferred Stock, Series D	LNC PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

The preliminary financial information in the section Preliminary Estimated Impact of the Reinsurance Transaction Restatement in Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.02.

Company Confirms 2023 Outlook

The restatement and other matters discussed in Item 4.02 of this Current Report on Form 8-K do not affect our previously communicated 2023 outlook.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed, The Lincoln National Life Insurance Company (“LNL”), a wholly owned subsidiary of Lincoln National Corporation (the “Company”), entered into a reinsurance agreement with Security Life of Denver Insurance Company (a subsidiary of Resolution Life that we refer to herein as “Resolution Life”) that was effective as of October 1, 2021 to reinsure liabilities under a block of in-force executive benefit and universal life insurance policies. The transaction was structured as coinsurance for the general account reserves and modified coinsurance for the separate account reserves. For the coinsurance portion of the transaction, the Company transferred both the insurance reserves and a portfolio of assets to Resolution Life, which triggered a realized gain on the invested assets for the Company.

As a result of the transaction, the Company recorded a deferred gain on the invested assets transferred pursuant to the transaction, recognizable over the projected life of the reinsured policies. The Company has determined that the realized gain should have been recognized at the time of the transfer of the assets and will correct the accounting treatment for the Resolution Life transaction to reflect a one-time gain related to the transfer of assets rather than a deferred gain. The accounting for the Company’s other reinsurance transactions is not affected by the correction of the accounting for the Resolution Life transaction and there is no change to the Company’s previously reported capital generated from the transaction.

Revised for the correction of the accounting treatment for the fourth quarter of 2021 and full year 2022, the Company’s financial results would have included a one-time gain of approximately $498 million in net income for the quarter ended December 31, 2021, rather than amortizing approximately $25 million and $6 million of the gain that was reflected in net income during the year ended December 31, 2022 and the quarter ended December 31, 2021, respectively. As of year-end December 31, 2022 and December 31, 2021, the Company’s stockholders’ equity will increase by approximately $467 million and approximately $492 million, respectively, and the Company’s leverage ratio as of year-end December 31, 2022 will improve by approximately 80 basis points as a result of the correction of the accounting treatment.

As a result, on March 21, 2023, the Board of Directors of the Company, after discussion with the Audit Committee, our senior leadership and independent registered public accounting firm, Ernst & Young LLP (“EY”), determined that our audited consolidated financial statements as of and for the annual periods ended December 31, 2021 and December 31, 2022 and for the quarterly periods ended March 31, June 30 and September 30, 2022 (together, the “Prior Financial Statements”) included in the associated Form 10-K filings and Form 10-Q filings with the Securities and Exchange Commission (“SEC”), should no longer be relied upon solely as a result of the above-described accounting treatment with respect to timing for the recognition of investment gains related to the reinsurance transaction with Resolution Life and will require restatement, and EY concurred. In addition, any previously issued or filed earnings releases, investor presentations or other communication describing the Company’s Prior Financial Statements will be similarly impacted by the restatement.

The restatement of the Prior Financial Statements will not impact the Company’s distributable earnings, free cash flow, LNL’s statutory filings, or year-end risk-based capital ratio. The restatement does not affect our previously communicated 2023 outlook.

The Company intends to promptly file restated financial statements for the fiscal years ended December 31, 2021 and December 31, 2022 and impacted interim financial information on Form 10-K/A. The restated financial information presented in the Form 10-K/A will also include the correction of other immaterial items. We expect to make this filing no later than March 31, 2023.

All estimates contained in this report are subject to change as management completes the Form 10-K/A.

The Audit Committee has discussed the matters described in this Form 8-K with its independent registered accounting firm, EY.

Item 7.01. Regulation FD Disclosure

Preliminary Estimated Impact of the Reinsurance Transaction Restatement (Unaudited)

Set forth below is the preliminary estimated impact on certain items of the correction of the accounting treatment for the fourth quarter 2021 reinsurance transaction. It does not include the additional impact of the other immaterial items that will be corrected as part of the restatement to be included in the Form 10-K/A, as discussed above in Item 4.02.

	Figures in millions of dollars except earnings per share
	AS PREVIOUSLY REPORTED FY22	REINSURANCE TRANSACTION RESTATEMENT IMPACT	RESTATED FY22	AS PREVIOUSLY REPORTED FY21	REINSURANCE TRANSACTION RESTATEMENT IMPACT	RESTATED FY21
TOTAL ASSETS	$335,437	$—	$335,437	$387,301	$—	$387,301
TOTAL LIABILITIES	$331,336	$(467)	$330,869	$367,029	$(492)	$366,537
TOTAL STOCKHOLDERS’ EQUITY	$4,101	$467	$4,568	$20,272	$492	$20,764
NET (LOSS) INCOME	$(2,227)	$(25)	$(2,252)	$1,405	$492	$1,897
NET (LOSS) INCOME PER SHARE
BASIC	$(13.02)	$(0.15)	$(13.17)	$7.50	$2.63	$10.13
DILUTED	$(13.10)	$(0.14)	$(13.24)	$7.43	$2.60	$10.03
ROE, INCLUDING AOCI	-23.3%	0.9%	-22.4%	6.7%	2.3%	9.0%
ROE, EXCLUDING AOCI[1]	-17.6%	0.5%	-17.1%	10.0%	3.4%	13.4%
LEVERAGE RATIO[2]	31.2%	-0.8%	30.4%	25.8%	-0.7%	25.1%

[1]

Return on Equity (“ROE”), excluding accumulated other comprehensive income (“AOCI”), is a non-GAAP measure that measures how efficiently we generate profits from the resources provided by our net assets. Management believes ROE, excluding AOCI, is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates. ROE, including AOCI, is the most directly comparable GAAP measure. Refer to the table below for a reconciliation of the denominator that is used in the calculation of the non-GAAP measure to its most directly comparable GAAP measure:

	Figures in millions of dollars
	AS PREVIOUSLY REPORTED FY22	REINSURANCE TRANSACTION RESTATEMENT IMPACT	RESTATED FY22	AS PREVIOUSLY REPORTED FY21	REINSURANCE TRANSACTION RESTATEMENT IMPACT	RESTATED FY21
AVERAGE EQUITY, INCLUDING AOCI	$9,576	$480	$10,056	$20,999	$62	$21,061
AVERAGE AOCI	$(3,084)	$—	$(3,084)	$6,944	$—	$6,944

AVERAGE EQUITY, EXCLUDING AOCI	$12,660	$480	$13,140	$14,055	$62	$14,117

[2]	Presented in the table below is the calculation for the leverage ratio:

	Figures in millions of dollars
	AS PREVIOUSLY REPORTED FY22	REINSURANCE TRANSACTION RESTATEMENT IMPACT	RESTATED FY22	AS PREVIOUSLY REPORTED FY21	REINSURANCE TRANSACTION RESTATEMENT IMPACT	RESTATED FY21
LEVERAGE RATIO:
SHORT-TERM DEBT	$500	$—	$500	$300	$—	$300
LONG-TERM DEBT	$5,955	$—	$5,955	$6,325	$—	$6,325

TOTAL DEBT(1)	$6,455	$—	$6,455	$6,625	$—	$6,625
PREFERRED STOCK	$986	$—	$986	$—	$—	$—

TOTAL DEBT AND PREFERRED STOCK	$7,441	$—	$7,441	$6,625	$—	$6,625
LESS:
OPERATING DEBT(2)	$867	$—	$867	$867	$—	$867
PRE-FUNDING OF UPCOMING DEBT MATURITIES	$500	$—	$500	$300	$—	$300
25% OF CAPITAL SECURITIES AND SUBORDINATED NOTES	$302	$—	$302	$302	$—	$302
50% OF PREFERRED STOCK	$493	$—	$493	$—	$—	$—
CARRYING VALUE OF FAIR VALUE HEDGES AND OTHER ITEMS	$164	$—	$164	$335	$—	$335

TOTAL NUMERATOR	$5,115	$—	$5,115	$4,821	$—	$4,821

TOTAL STOCKHOLDERS’ EQUITY, EXCLUDING UNREALIZED INVESTMENT GAINS (LOSSES)	$11,457	$467	$11,924	$13,598	$492	$14,090
ADD: 25% OF CAPITAL SECURITIES AND SUBORDINATED NOTES	$302	$—	$302	$302	$—	$302
LESS: 50% OF PREFERRED STOCK	$493	$—	$493	$—	$—	$—

	AS PREVIOUSLY REPORTED FY22	REINSURANCE TRANSACTION RESTATEMENT IMPACT	RESTATED FY22	AS PREVIOUSLY REPORTED FY21	REINSURANCE TRANSACTION RESTATEMENT IMPACT	RESTATED FY21
TOTAL NUMERATOR	$5,115	$—	$5,115	$4,821	$—	$4,821

TOTAL DENOMINATOR	$16,381	$467	$16,848	$18,721	$492	$19,213

LEVERAGE RATIO	31.2%	-0.8%	30.4%	25.8%	-0.7%	25.1%

(1)	Excludes obligations under certain financing arrangements and finance leases of $664 million that are reported in other liabilities on our Consolidated Balance Sheets.
(2)

We have categorized as operating debt the senior notes issued in October 2007 and June 2010 because the proceeds were used as a long-term structured solution to reduce the strain on increasing statutory reserves associated with secondary guarantee universal life insurance and term policies.

The information furnished under Items 2.02 and 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Items 2.02 and 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Forward-Looking Statements – Cautionary Language

Certain statements made in this filing are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements may contain words like: “anticipate,” “believe,” “estimate,” “expect,” “project,” “shall,” “will” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, performance or financial results, including without limitation, statements regarding the Company’s expectations and preliminary estimates of the impact of the restatement on the Company’s Prior Financial Statements; the scope of the restatement; the belief that the restatement will not affect the Company’s previously reported capital generated from the transaction, the Company’s distributable earnings, free cash flow, LNL’s statutory filings, or year-end risk-based capital ratio; the belief that the restatement does not affect the Company’s previously communicated 2023 outlook; and the expected timing of the filing of the restated financial statements. Lincoln claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those expressed in or implied by such forward-looking statements due to a variety of factors, including: risks related to the timely and correct completion and filing of the restated financial statements and the risk that additional information may become known prior to the expected filing with the SEC of the restated financial statements described herein or that other subsequent events may occur that would require the Company to make additional adjustments to its financial statements or delay the filing of the restated financial statements.

Our most recent Annual Report on Form 10-K, as well as other reports that we file with the SEC, include additional risk factors that could affect our future actions, businesses and financial performance and results. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors or to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, Lincoln disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Craig T. Beazer
Name:	Craig T. Beazer
Title:	Executive Vice President and General Counsel Officer

Date: March 27, 2023